Exhibit 10.36

THIRD AMENDMENT

to

MANAGEMENT AND OPERATIONS AGREEMENT

AMENDED AND RESTATED

As of January 1, 2005

This Third Amendment (the “Third Amendment”) to the Management and Operations Agreement Amended and Restated as of January 1, 2005 (the “A&R Management Agreement”), as amended by the First Amendment to A&R Management Agreement dated as of April 1, 2007 (the “First Amendment”) and the Second Amendment to A&R Management Agreement dated as of December 31, 2008 (the “Second Amendment”) (the A&R Management Agreement, the First Amendment and the Second Amendment are collectively referred to as the “2005 Management Agreement”) is effective as of the Closing Date (as defined below), by and among State Automobile Mutual Insurance Company (“State Auto Mutual”), State Auto Financial Corporation (“STFC”), State Auto Property & Casualty Insurance Company (“State Auto P&C”), Milbank Insurance Company (“Milbank”), State Auto Insurance Company of Ohio (“SA OH”), Meridian Security Insurance Company (“Meridian Security”), Meridian Citizens Mutual Insurance Company (“Meridian Citizens Mutual”), Meridian Insurance Group, Inc. (“MIGI”), Farmers Casualty Insurance Company (“Farmers Casualty”), Stateco Financial Services, Inc. (“Stateco”), SA Software Shelf, Inc. (“SA Software,” formerly known as Strategic Insurance Software, Inc.), 518 Property Management and Leasing, LLC (“518 PML”), State Auto Florida Insurance Company (“SA FL”), Beacon National Insurance Company (“Beacon”), Beacon Lloyds, Inc. (“BLI”), Beacon Lloyds Insurance Company (“Beacon Lloyds”) (Beacon, BLI and Beacon Lloyds are collectively referred to herein as the “Beacon Insurers”), Patrons Mutual Insurance Company of Connecticut (“Patrons”) and Litchfield Mutual Fire Insurance Company (“Litchfield”) (Patrons and Litchfield are collectively referred to herein as the “Patrons insurers”). This Third Amendment shall be effective and operative as set forth in Section 2 of this Third Amendment.

Background Information

The 2005 Management Agreement describes the operating relationship among substantially all of the affiliates of State Auto Mutual and State Auto Mutual, the ultimate controlling person in the State Auto Mutual insurance holding company system.

Pursuant to the terms of the First Amendment, the parties (i) added SA FL as a party to the 2005 Management Agreement and (ii) added the Beacon Insurers as parties to the 2005 Management Agreement, provided that the arrangements between the Beacon Insurers, State Auto P&C and State Auto Mutual recognized that Beacon had its own employee force performing services for it and the other Beacon Insurers.

Pursuant to the terms of the Second Amendment, the parties (i) amended the 2005 Management Agreement as necessary to reflect the fact that Beacon employees became employees of State Auto P&C effective January 1, 2008; (ii) added the Patrons Insurers as parties to the 2005 Management Agreement; and (iii) authorized the State Auto Mutual Board of Directors to appoint a member of its Nominating and Governance Committee as a non-voting member of the Compensation Committee of the Board of Directors of STFC. Not listed among the Patrons Insurers is Provision State Insurance Company which was dissolved effective December 30, 2008.

For purposes of the 2005 Management Agreement and this Third Amendment, the “Mutual Group” or the “State Auto Mutual Group” shall mean State Auto Mutual, Meridian Security, Citizen, MIGI, SA FL, the Beacon Insurers and the Patrons Insurers, and the “State Auto Financial Group” shall mean STFC, State Auto P&C, Milbank, SA OH, Farmers Casualty, Stateco, SA Software and 518 PML.

With this Third Amendment, the parties hereto intend to amend the 2005 Management Agreement as necessary to remove all references to State Auto National Insurance Company (“State Auto National”) as a party to the 2005 Management Agreement. All issued and outstanding stock of State Auto National is being sold to Hallmark Insurance Company (“Hallmark”) under a Stock Purchase Agreement dated August 9, 2010, between STFC as Seller and Hallmark as Buyer (“Stock Purchase Agreement”). As a result thereof, State Auto National will cease to be affiliated with any of the State Auto Insurance Companies, and thus will no longer qualify to be a party to the 2005 Management Agreement as of the Closing Date (as defined in the Stock Purchase Agreement).

In response to a recommendation from each of their Independent Committees, the Boards of Directors of the State Auto Financial Group and the State Auto Mutual Group have each approved this Third Amendment.

Statement of Agreement

In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the parties to this Third Amendment agree to amend the 2005 Management Agreement as follows:

1. Capitalized terms used in this Third Amendment (including the Background Information) which are not otherwise defined herein shall have the meanings ascribed such terms in the 2005 Management Agreement.

2. Concurrently with the Closing Date of the Stock Purchase Agreement, State Auto National will be removed as a party to the 2005 Management Agreement, and each provision of the 2005 Management Agreement will be deemed amended or deleted as necessary to remove any and all references to State Auto National effective as of the Closing Date of the Stock Purchase Agreement. Notwithstanding the foregoing, this Third Amendment shall only become operative if and when it has been approved, or deemed approved, by all insurance regulators whose approval is necessary to implement the terms of this Third Amendment with respect to State Auto National. If this Third Amendment is not approved as described in this section, this Third Amendment shall be deemed null and void and shall not become operative to amend the 2005 Management Agreement in any manner whatsoever.

3. This document is an amendment to the 2005 Management Agreement, and in the event of any inconsistencies between the provisions of the 2005 Management Agreement and this Third Amendment, the provisions of this Third Amendment shall control. Except as expressly amended hereby, the 2005 Management Agreement shall continue in full force and effect without change for the balance of the term thereof.

IN WITNESS WHEREOF, the parties hereto have entered into this Third Amendment.

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY
STATE AUTO FINANCIAL CORPORATION
STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY
STATE AUTO INSURANCE COMPANY OF OHIO
FARMERS CASUALTY INSURANCE COMPANY
MERIDIAN SECURITY INSURANCE COMPANY
MERIDIAN CITIZENS MUTUAL INSURANCE COMPANY
STATE AUTO FLORIDA INSURANCE COMPANY
BEACON NATIONAL INSURANCE COMPANY
BEACON LLOYDS, INC.
BEACON LLOYDS INSURANCE COMPANY
PATRONS MUTUAL INSURANCE COMPANY OF CONNECTICUT
LITCHFIELD MUTUAL FIRE INSURANCE COMPANY
MERIDIAN INSURANCE GROUP, INC.
STATECO FINANCIAL SERVICES, INC.
MILBANK INSURANCE COMPANY
SA SOFTWARE SHELF, INC.
518 PROPERTY AND MANAGEMENT LEASING, LLC

By:	/s/ Robert P. Restrepo, Jr.
Robert P. Restrepo, Jr., President

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